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                                                                     EXHIBIT 5.1

                     OPINION OF FULBRIGHT & JAWORSKI L.L.P.
                     REGARDING THE LEGALITY OF SECURITIES OF
             BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP
                                  TO BE OFFERED



                                  [LETTERHEAD]


December 20, 2002


Behringer Harvard Mid-Term Value Enhancement Fund I LP
1323 North Stemmons Freeway, Suite 211
Dallas, Texas 75207

Ladies and Gentlemen:


         We are acting as special Texas counsel to Behringer Harvard Mid-Term Value Enhancement Fund I LP (the "Partnership"), a Texas limited partnership having Behringer Harvard Advisors I LP, a Texas limited partnership, and Robert
M. Behringer as the General Partners (the "General Partners"). We understand that up to 40,000,000 units of limited partnership interest in the partnership (the "Units") are to be sold for cash for $10.00 each and up to 4,000,000 Units are to be issued pursuant to the Partnership's distribution reinvestment plan. These 44,000,000 Units are being registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-11 that was initially filed with the Securities and Exchange Commission on September 27, 2002 (as amended, the "Registration Statement"). We are familiar with the documents and materials relating to the Partnership relevant to this opinion. Except for the matters specifically covered by this opinion, however, we did not represent the Partnership in connection with the preparation of the Registration Statement or the registration of the Units.


         In rendering our opinion, we have reviewed the Certificate of Limited Partnership of the Partnership dated July 24, 2002, as executed by the General Partners and filed with the Secretary of State of Texas on July 30, 2002. Additionally, we have assumed that the Agreement of Limited Partnership of the Partnership will be executed substantially in the form included as Exhibit B to the Prospectus that is being filed with the Securities and Exchange Commission as a part of the Registration Statement (the "Partnership Agreement") and that the Partnership will be operated in accordance with the provisions of the Partnership Agreement. We have also assumed that each of the limited partners will execute the Subscription Agreement included as Exhibit C to the Prospectus.

         In connection with this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of such documents, Partnership records and instruments as we have deemed necessary for the purposes of this opinion. We have also examined such certificates of public officials, representatives of the Partnership and of other persons as we have deemed relevant and appropriate as a basis for this opinion, and we have made no effort to independently verify the facts set forth in such certificates; however, nothing has come to our attention that contradicts any such facts. Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each natural person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. In making the foregoing examinations, we have assumed that all representations and



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warranties made in the aforesaid documents (other than those which are expressed herein as our opinions) were and are true, correct and complete.

         Assuming the foregoing, based on our review of the relevant documents and materials, it is our opinion that:

         (a) the Partnership is duly organized and validly existing under the laws of the State of Texas; and

         (b) upon payment by subscribers for Units of their required capital contributions, the Units will be validly authorized and legally issued, and will be fully paid and non-assessable.


         We undertake no obligation to update this opinion at any time after the date hereof. This opinion has been prepared solely for use of the Partnership and the present and future limited partners therein in connection with the filing of the Registration Statement and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency (other than with the Securities and Exchange Commission as an exhibit to the Registration Statement) or other person or entity, without the prior written consent of this firm.


         The lawyers in our firm's office in Dallas, Texas, are members of the State Bar of Texas, and we express no opinion regarding the laws of any jurisdiction other than the State of Texas and the United States of America. You are hereby advised that Patrick M. Arnold, a partner in our firm, is a member of the advisory board of the Partnership. In addition, a limited partnership in which Mr. Arnold and members of his immediate family are partners own interests in Behringer Harvard Holdings, LLC, which is an affiliate of the Partnership.

         Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, however, we do not hereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Fulbright & Jaworski L.L.P.

                                       FULBRIGHT & JAWORSKI L.L.P.